                           VOTING AND TENDER AGREEMENT

        VOTING AND TENDER AGREEMENT, dated as of April 26, 2001 (this "AGREEMENT"), by and among the individuals listed on Schedule 1 attached hereto, (hereinafter sometimes referred to collectively as the "PRINCIPAL STOCKHOLDERS" or individually as a "PRINCIPAL STOCKHOLDER"), Swiss Re Life & Health America Holding Company, a Delaware corporation ("PARENT" or "SWISS RE"), and SW HOLDINGS INC., a Delaware corporation ("PURCHASER") and, for purposes of Section 8 only, SOUTHWESTERN LIFE HOLDINGS, INC. (the "COMPANY").

                              W I T N E S S E T H:

        WHEREAS, simultaneously with the execution of this Agreement, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), pursuant to which Purchaser has agreed, among other things, to commence a cash tender offer (as such tender offer may hereafter be amended from time to time, the "OFFER") to purchase all of the issued and outstanding shares of common stock of the Company, par value $.01 per share (the "COMMON SHARES"), with such tender offer to be followed by the merger of Purchaser with and into the Company (the "MERGER");

        WHEREAS, as of the date hereof, the Principal Stockholders are the record and beneficial owners of the number of Shares listed opposite each such Principal Stockholder's name on Schedule 1; and

        WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, each of the Parent and Purchaser has required that each of the Principal Stockholders agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement, each of the Principal Stockholders have agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. CERTAIN DEFINITIONS. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement:

        "AFFILIATE" means, when used with respect to any Person, any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with such Person. As used in the definition of "Affiliate," the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

        "GOVERNMENTAL ENTITY" means any foreign, federal, state, municipal or other court, administrative agency, commission or other governmental or regulatory body or authority or instrumentality or political subdivision, including tribal bodies, or any official thereof.

        "OWNED SHARES" means, with respect to a Principal Stockholder, the Common Shares Beneficially Owned or held of record by the Principal Stockholder on the date hereof or which may hereafter be acquired by the Principal Stockholder.

        "OPTIONS" means, with respect to a Principal Stockholder, the outstanding options to acquire Common Shares now owned or which may hereafter be acquired by the Principal Stockholder.

        "PERSON" or "PERSONS" means any natural person, firm, corporation, business trust, joint venture, joint stock company, incorporated or unincorporated association, company, partnership, limited liability company or other entity, or any Governmental Entity, or any agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

        "REPRESENTATIVE" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, attorney, or expert retained by or acting on behalf of such Person or its subsidiaries).

        "TRANSFER" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "TRANSFER" shall have a correlative meaning.

        2. TENDER OF OWNED SHARES. Each of the Principal Stockholders hereby agrees to validly tender, or cause the Record Holder (as defined below) to validly tender, all of his, her or its Owned Shares pursuant to and in accordance with the Offer prior to the expiration of the Offer, and not to withdraw or permit to be withdrawn any Owned Shares therefrom. Notwithstanding the foregoing, no Principal Stockholder shall be required to tender Owned

Shares in the Offer and, if such Principal Stockholder has tendered Owned Shares, shall be permitted to withdraw Owned Shares, if this Agreement has been terminated in accordance with Section 10 hereof.

        3. VOTING OF OWNED SHARES. During the period commencing on the date hereof and continuing until the earlier of (x) the consummation of the Offer or
(y) the termination of this Agreement in accordance with Section 10 hereof, each of the Principal Stockholders hereby agree as follows:

                (a) ATTENDANCE AT MEETINGS. At any annual or special meeting of the stockholders of the Company (including any adjournment thereof), however called, or in connection with any written consent of the stockholders of the Company, at which or in which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered, the Principal Stockholder shall appear, or cause the holder of record on any applicable record date with respect to any Owned Shares of the Principal Stockholder (the "RECORD HOLDER") to appear, at each such meeting, in person or by proxy, or otherwise cause the Owned Shares to be counted as present thereat for the purposes of establishing a quorum.

                (b) VOTING. At any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Principal Stockholder shall vote, or cause the Record Holder to vote, the Owned Shares (to the extent such Person also has the right to vote such Owned Shares) of the Principal
        Stockholder: (i) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement and (ii) against any Acquisition Proposal (as defined in the Merger Agreement) or any other action or agreement that is intended or which reasonably could be expected to (x) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (y) result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or (z) impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by the Merger Agreement; provided, however that nothing in this Section 3(b) shall prevent such Principal Stockholder from voting in favor of any Acquisition Proposal if this Agreement has been terminated in accordance with Section 10 hereof.

        4. ACKNOWLEDGMENT. The Principal Stockholders hereby acknowledge the receipt and review of a copy of the Merger Agreement.

        5. TERMINATION OF AGREEMENTS. Each of the Principal Stockholders hereby agree that, prior to or at the Effective Time, it shall use its commercially reasonable efforts to terminate or cause to be terminated all agreements between the Company or any Subsidiary of the Company, on the one hand, and the Principal Stockholder or any of its controlled Affiliates, on the other hand, on terms and conditions mutually agreeable to Parent, the Company and such Principal Stockholder. Notwithstanding the foregoing, nothing in this
Section 5 shall be construed to obligate the Principal Stockholder to cause to be terminated any agreement between such Principal Stockholder or one of its controlled Affiliates, on the one hand, and the Company, on the other hand, (i) to the extent that such agreement was entered into in the ordinary course of business and (ii) to the extent that such agreement provides indemnification for the benefit of such Principal Stockholder or its Affiliates.

        6. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS. Each Principal Stockholder hereby represents and warrants to Parent and Purchaser, as follows:

                (a) EXISTENCE. If the Principal Stockholder is other than a natural Person, such Principal Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

                (b) POWER AND AUTHORITY. The Principal Stockholder has all necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by the Principal Stockholder and the consummation by the Principal Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Principal Stockholder, and no other proceedings on the part of the Principal Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                (c) EXECUTION. This Agreement has been duly and validly executed and delivered by the Principal Stockholder and, assuming the valid authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

                (d) NO CONFLICT. None of the execution and delivery of this Agreement by the Principal Stockholder, the consummation by the Principal Stockholder of the transactions contemplated hereby or compliance by the Principal Stockholder with any of the provisions hereof shall (i) conflict with or violate the certificate of incorporation, or other organizational documents, of the Principal Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, lease, permit, franchise, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Principal Stockholder is a party or by which the Principal Stockholder or any of its properties or assets (including the Owned Shares) may be bound, or (iii) violate any order, writ, injunction, decree, judgment, law, statute, rule, regulation or administrative or arbitral order applicable to the Principal Stockholder or any of its properties or assets, excluding from the foregoing such violations, breaches or defaults which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company or Principal Stockholder or which would not materially impair the ability of the Company or Principal Stockholder to consummate the transactions contemplated hereby.

                (e) NO CONSENTS OR APPROVALS. The execution and delivery of this Agreement by the Principal Stockholder does not, and the performance of this Agreement by the Principal Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any Governmental Entity, except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to prevent or delay the performance by the Principal Stockholder of its obligations under this Agreement.

                (f) TITLE TO THE OWNED SHARES. The Principal Stockholder is the Beneficial Owner or holder of record of the Owned Shares listed opposite its name on Schedule 1 hereto. Such Owned Shares are all the securities of the Company either Beneficially Owned or owned of record by the Principal Stockholder as of the date hereof and the Principal Stockholder owns no other rights or interests exercisable for or convertible into any securities of the Company. Such Owned Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Principal Stockholder's voting rights, charges and other encumbrances of any nature whatsoever except, with respect to the Options, the option plans and agreements pursuant to which such options were issued. The Principal Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Owned Shares.

                (g) CONTINUOUS OWNERSHIP. Schedule 2 sets forth the respective dates of acquisition of the Owned Shares by the Principal Stockholder. The Principal Stockholder has Beneficially Owned the Owned Shares since the respective dates of acquisition of such Owned Shares as set forth on Schedule 2 and has not disposed of any Owned Shares since such respective acquisition dates.

        7.      COVENANTS.

                (a) NO INCONSISTENT AGREEMENTS. The Principal Stockholders hereby covenant and agree that, except as contemplated by this Agreement, they shall not enter into any agreement, arrangement or understanding with, or grant a proxy or power of attorney to, any Person (other than Parent or Purchaser) with respect to the Owned Shares which would prevent the Company or the Principal Stockholders from complying with their obligations under this Agreement.

                (b) RESTRICTION ON TRANSFER; PROXIES. The Principal Stockholders hereby covenant and agree that, until this Agreement is terminated in accordance with Section 10 hereof, the Company and Principal Stockholders shall not, directly or indirectly: (i) except for tendering such Owned Shares in the Offer as provided in

        Sections 2 hereof, Transfer (whether by operation of law, by agreement or otherwise) to any Person all or any portion of the Owned Shares and shall not cause any security interests, liens, claims, pledges, charges, encumbrances, options, rights of first refusals, agreements or other limitations on such Principal Stockholder's voting rights, to attach to the Owned Shares to be tendered to Purchaser pursuant to Section 2 hereof or to the Options or any Owned Shares issuable thereunder; or
        (ii) grant any proxies or powers of attorney (other than to Parent or Purchaser), deposit any Owned Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to such Owned Shares. Notwithstanding the foregoing, the Principal Stockholders may transfer any or all of their Owned Shares to one or more of their Affiliates; provided that, prior to effecting such Transfer, each such Affiliate shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument, in form and substance reasonably satisfactory to Parent and Purchaser.

                (c) NO SOLICITATION. From the date hereof until the consummation of the Offer or the termination of this Agreement in accordance with its terms, each Principal Stockholder (i) shall immediately terminate any discussions with any third party concerning an Acquisition Proposal and (ii) shall not, and shall not permit any of its Representatives to, directly or indirectly, (A) encourage, solicit, initiate or knowingly facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal, (B) participate in any discussions or negotiations with, or provide any information to, or otherwise take any other action to assist or facilitate any Person or group (other than Parent or Purchaser or any Affiliate or associate of Parent or Purchaser) concerning any Acquisition Proposal, (C) enter into an agreement with any Person, other than Parent or Purchaser, providing for a possible Acquisition Proposal or (D) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any Person, other than by Parent or Purchaser. Notwithstanding the foregoing, the Principal Stockholders or any of their Representatives may take any such actions in the Principal Stockholders' or any of their Representatives' capacity as a director or officer of the Company to the extent permitted pursuant to and in strict accordance with the terms of the Merger Agreement.

                (d) NOTIFICATION. The Company and the Principal Stockholders hereby agree to notify Parent promptly of the number of any additional Shares and the number and type of any other shares of capital stock acquired by it, if any, after the date hereof.

        8. STOP TRANSFER. The Principal Stockholders shall not request that the Company or the Company's transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Owned Shares, unless such transfer is made in compliance with this Agreement. The Company agrees to take all action reasonably necessary, including the delivery of stop-transfer or other similar instructions to its transfer agent, to ensure compliance by the Principal Stockholders with the foregoing.

        9.      [INTENTIONALLY OMITTED].

        10. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (a) the date upon which the Parent shall have purchased and paid for all of the Owned Shares of the Principal Stockholders in accordance with the Offer and (b) the date upon which the Merger Agreement is terminated in accordance with its terms; provided, however, that if the Merger Agreement is terminated by Parent pursuant to
Section 9.1(b)(i) (due to a failure of the condition set forth in paragraph e of Annex A to the Merger Agreement) or Section 9.1(b)(v) of the Merger Agreement, or by the Company under Section 9.1(b)(vi) of the Merger Agreement, the Agreement shall not terminate unless and until the Termination Fee is paid by the Company.

        11.     MISCELLANEOUS.

                (a)     [INTENTIONALLY OMITTED].

                (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                (c) COSTS AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                (d) ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party; PROVIDED, that Parent and Purchaser may assign their respective rights and obligations hereunder to any direct or indirect Subsidiary of Parent which is an assignee of such parties' rights and obligations under the Merger Agreement, but no such assignment shall relieve Parent or Purchaser, as the case may be, of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                (e) AMENDMENTS; WAIVER. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The parties may waive compliance by the other parties hereto with any representation, agreement or condition otherwise required to be complied with by such other party hereunder, but any such waiver shall be effective only if in writing executed by the waiving party.

                (f) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or (iii) the expiration of five (5) business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):


If to Parent or Purchaser:

                                Swiss Re Life & Health America Holding Company 969 High Ridge Road
                                Stamford, Connecticut 06905
                                Attention: Chris C. Stroup
                                Facsimile: (203) 321-3180
                                Attention: W. Weldon Wilson
                                Facsimile: (203) 968-0920

Copy to:                        Sutherland Asbill & Brennan LLP
                                1275 Pennsylvania Avenue, NW
                                Washington, DC  20004
                                Attention: David A. Massey, Esq.
                                Facsimile: (202) 637-3593

If to the Company, to:
                                Southwestern Life Holdings, Inc.
                                717 North Harwood Street
                                Dallas, Texas 75201
                                Attention: James L. Young, Esq.
                                Facsimile: (214) 954-7717

with a copy to:
                                Weil, Gotshal & Manges LLP
                                100 Crescent Court, Suite 1300
                                Dallas, Texas 75201-6950
                                Attention: Mary R. Korby, Esq.
                                Facsimile: (214) 746-7777

                                and

                                Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                                New York, New York 10153
                                Attention: Thomas A. Roberts, Esq.
                                Facsimile: (212) 310-8007

If to a Principal Stockholder, to such address set forth on their respective signature page to this Agreement:

or, in each case, to such other address or facsimile number as the Person to whom notice is given shall have previously furnished to the others in writing in the manner set forth above.

                (g) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                (h) SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and
        (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

                (i) REMEDIES. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                (j) DIRECTORS' FIDUCIARY DUTIES. Notwithstanding anything herein to the contrary, nothing set forth herein shall in any way restrict any director, officer or employee in the exercise of his fiduciary or other duties as a director, officer or employee of the Company.

                (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                (l) JURISDICTION. Each party to this agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this agreement or any agreements or transactions contemplated hereby shall be brought in the courts of the state of Delaware or the United states of America for the District of Delaware and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

                (m) WAIVER OF JURY TRIAL. Parent, Purchaser, Company, and the Principal Stockholders hereby irrevocably waive, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or any of the transactions contemplated hereby.

                (n) HEADINGS; INTERPRETATION. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. "Include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

                (o) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Company, Parent, Purchaser and the Principal Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                              SOUTHWESTERN LIFE HOLDINGS, INC.


                                              By:       /s/ James L. Young
                                                 --------------------------------
Date:   April 26, 2001                           Name: James L. Young
      ------------------                         Its: Senior Vice President and General Counsel


                                              SW HOLDINGS INC.


                                              By: /s/ Chris C. Stroup
                                                 --------------------------------
                                                 Name: Chris C. Stroup
Date:   April 26, 2001                           Its: President
      ------------------


                                              SWISS RE LIFE & HEALTH AMERICA
                                              HOLDING COMPANY


                                              By: /s/ Jacques E. Dubois
                                                 ----------------------------------
Date:   April 26, 2001                           Name: Jacques E. Dubois
      ------------------                         Its: Chief Executive Officer

BROWN'S DOCK, L.L.C.

By:   /s/ James C. Comis III
   -------------------------------
Name: James C. Comis III
Its:  Managing Director



INVERNESS/PHOENIX PARTNERS LP

By: Inverness/Phoenix Capital LLC
Its: General Partner

        By: Inverness Management Fund I LLC
        Its: Managing Member

                By: J.C. COMIS LLC
                Its: General Partner

                        By:   /s/ James C. Comis III
                           ---------------------------
                        Name: James C. Comis III
                        Its: Managing Member


EXECUTIVE CAPITAL PARTNERS I LP

By: Inverness/Phoenix Capital LLC
Its: General Partner

        By: Inverness Management Fund I LLC
        Its: Managing Member

                By: J.C. COMIS LLC
                Its: General Partner

                        By:   /s/ James C. Comis III
                           ---------------------------
                        Name: James C. Comis III
                        Its: Managing Member

INVERNESS/PHOENIX CAPITAL LLC

By: Inverness Management Fund I LLC
Its: Managing Member

        By: J.C. COMIS LLC
        Its: General Partner

                By:   /s/ James C. Comis III
                   ---------------------------
                Name: James C. Comis III
                Its: Managing Member



   /s/ James C. Comis III
---------------------------
James C. Comis III



Address: 660 Steamboat Road, Greenwich, Connecticut 06830

SLM Investment, LP



By:   /s/ John Sharpe
   ------------------
Name: John Sharpe
Its: General Partner


Sharpe Taylor Investments, Ltd.

By: JTS Management, L.L.C., its General Partner

By:   /s/ John Sharpe
   ------------------
Name: John Sharpe
Its: President


JTS Family Limited Partnership #14

By: JTS Management, L.L.C., its General Partner

By:   /s/ John Sharpe
   ------------------
Name: John Sharpe
Its: President


   /s/ John Sharpe
------------------
John Sharpe




Address: 2305 Cedar Springs, Suite 410, Dallas, Texas 75201

   /s/ Bernard Rapoport
-----------------------
Bernard Rapoport




Address:  510 Valley Mills Drive, Suite 504, Waco, Texas  76710

                                   SCHEDULE 1


                             PRINCIPAL STOCKHOLDERS

----------------------------------------------------------------------------------------------
NAME                                                    OWNED SHARES              OPTIONS
----                                                    ------------              -------
----------------------------------------------------------------------------------------------
Inverness/Phoenix Capital LLC                                  8,000                        0
----------------------------------------------------------------------------------------------
Brown's Dock, LLC                                            530,257                        0
----------------------------------------------------------------------------------------------
Inverness/Phoenix Partners, LP                             2,450,961                        0
----------------------------------------------------------------------------------------------
Executive Capital Partners I, L.P.                            82,477                        0
----------------------------------------------------------------------------------------------
James C. Comis, III                                                0                        0
----------------------------------------------------------------------------------------------
Bernard Rapoport                                           1,600,000                  300,000
----------------------------------------------------------------------------------------------
SLM Investment, LP                                            12,000                        0
----------------------------------------------------------------------------------------------
Sharpe Taylor Investments, Ltd.                                4,000                        0
----------------------------------------------------------------------------------------------
JTS Family Limited Partnership #14                           224,000                        0
----------------------------------------------------------------------------------------------
John T. Sharpe                                                     0                  180,600
----------------------------------------------------------------------------------------------
                                        Totals:            4,911,695                  480,600
----------------------------------------------------------------------------------------------

                                   SCHEDULE 2



                              PRINCIPAL STOCKHOLDER
                            SUMMARY OF ACQUISITION OF
                  HOLDINGS OF SOUTHWESTERN LIFE HOLDINGS, INC.


-------------------------------------------------------------------------------------------------------------------
                                             Acquired 6/13/00          Acquired 6/15/00          Acquired 6/21/00
-------------------------------------------------------------------------------------------------------------------
Inverness/Phoenix Capital LLC                              8,000                         -                     -
-------------------------------------------------------------------------------------------------------------------
Brown's Dock, LLC                                        530,257                         -                     -
-------------------------------------------------------------------------------------------------------------------
Inverness/Phoenix Partners, LP                         2,194,918                   228,574                27,470
-------------------------------------------------------------------------------------------------------------------
Executive Capital Partners I, L.P.                        73,788                     7,756                   932
-------------------------------------------------------------------------------------------------------------------
James C. Comis, III                                            -                         -                     -
-------------------------------------------------------------------------------------------------------------------
Bernard Rapoport                                       1,600,000                         -                     -
-------------------------------------------------------------------------------------------------------------------
SLM Investment, LP                                        12,000                         -                     -
-------------------------------------------------------------------------------------------------------------------
Sharpe Taylor Investments, Ltd.                            4,000                         -                     -
-------------------------------------------------------------------------------------------------------------------
JTS Family Limited Partnership #14                       224,000                         -                     -
-------------------------------------------------------------------------------------------------------------------
John T. Sharpe                                                 -                         -                     -
-------------------------------------------------------------------------------------------------------------------